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                                                                   EXHIBIT 10.30

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
200.83 and 230.406.

                                 [ISOCOR LOGO]

                           FLAGSHIP LICENSE AGREEMENT
                                      FOR
                              GENERAL MAGIC, INC.

This AGREEMENT is made on March 31, 1998 ("the Effective Date") by and between ISOCOR, a California corporation with offices at 3420 Ocean Park Blvd., Suite 2010, Santa Monica, California USA 90405-3306 ("ISOCOR"), and General Magic, Inc., a Delaware corporation with offices at 420 North Mary Ave., Sunnyvale, CA 94086 ("GENERAL MAGIC").

1.    DEFINITIONS

      1.1. "BINARY FORM" means the executable version of a Master Binary program.

      1.2. "END USER" shall mean persons or entities who subscribe to the GENERAL MAGIC Service and who Use the Licensed Programs through the General Magic Service.

      1.3. "LICENSED PROGRAMS" shall be each program in software or firmware form specified in Attachment A to this Agreement. The term "Licensed Program" shall specifically include documentation and related materials pertinent to such program and any updated program or portion of a program hereinafter furnished to GENERAL MAGIC by ISOCOR for use in connection with or replacement of a Licensed Program.

      1.4. "MASTER BINARY" shall mean the binary Licensed Programs designated in Attachment A hereto as a Master Binary Program.

      1.5. "SECURITY SOFTWARE" shall be that ISOCOR Licensed Programs incorporating US export controlled cryptography systems. Such Licensed Programs shall be marked for the territory in which it may be used and sold (International, US only, or International/Non-US only).

      1.6. "USE" shall mean (i) the copying or duplicating of any portion of a Licensed Program from storage units or media into equipment for processing or (ii) the utilization of any form of a Licensed Program by GENERAL MAGIC or General Magic Service's End Users.

      1.7. "GENERAL MAGIC SERVICE" and GENERAL MAGIC'S voice accessible integrated network service.

2.    LICENSE GRANT

      2.1. GRANT. ISOCOR grants to GENERAL MAGIC a perpetual, irrevocable [except as provided in Section 11 ("Termination") for nonpayment of license fees] worldwide, royalty-free (notwithstanding the required license fees specified in Attachment A hereto) right and license to copy and Use the Binary Form of the Licensed Programs on equipment owned or controlled, in whole or in part, by GENERAL MAGIC for providing the General Magic Service. This right and license is limited to [**].

      2.2. OTHER RESTRICTIONS. GENERAL MAGIC may not license, sublicense, sell, rent or lease the Licensed Programs but may Use the Licensed Programs to provide the General Magic Service to End Users. GENERAL MAGIC agrees that it and its employees, consultants, directors, officers, or others under GENERAL MAGIC'S control will not reverse engineer, decompile or disassemble the Licensed Programs.

3.    DELIVERABLES

      3.1. MASTER BINARY PROGRAMS. ISOCOR will deliver to GENERAL MAGIC, in accordance with the delivery schedules as specified Attachment A, one copy of each of the Master Binary Licensed Programs listed in Attachment A. Such programs will be in machine readable form.

      3.2. DOCUMENTATION. With each Master Binary Licensed Program, ISOCOR will provide to GENERAL MAGIC sufficient documentation for a substantive technical understanding of the Licensed Program. Such documentation will be in printed form.

4.    PAYMENT TERMS

      4.1. TERMS. As payment for the license grants and deliverables of this Agreement, GENERAL MAGIC agrees to pay to ISOCOR the amounts specified in Attachment A.


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      4.2.  RIGHT TO AUDIT. GENERAL MAGIC agrees to keep complete and accurate records of the number of End Users of the Licensed Programs hereunder. Upon ISOCOR's written request, GENERAL MAGIC will make such records available to ISOCOR or its duly appointed representative for examination at a mutually agreed time and place to confirm that General Magic has not exceeded the [**] End Users limit set forth in Section 2.1 ("License Grant"). Such examinations will be conducted at ISOCOR's expense, no more than once in any period of six (6) consecutive months, and if done at GENERAL MAGIC's facilities, in a manner that does not unreasonably interfere with GENERAL MAGIC's normal business operations. All records provided to ISOCOR under this Section 4.2 will be considered GENERAL MAGIC's Confidential Information subject to Section 8.3 ("Confidentiality").

      4.3. LICENSED PROGRAMS SUPPORT AND UPDATE SERVICE FEES. Payment terms are set forth in Section 6.3 for amounts due under this Agreement for Licensed Programs Support and Update Services as defined in Section 6 of this Agreement.

      4.4. PAST DUE AMOUNTS. In addition to its other rights hereunder, including the right to terminate, ISOCOR may charge, and GENERAL MAGIC agrees to pay, a service charge of one and one-half percent (1-1/2%) per month, but not to exceed the maximum rate permitted by applicable law, from the due date of the invoice until the date paid for any invoice not paid in accordance with the terms of this Agreement.

5.    WARRANTY

      5.1. PERIOD OF WARRANTY. For a period of ninety (90) days following GENERAL MAGIC's receipt of the Licensed Programs, GENERAL MAGIC shall be entitled to receive ISOCOR's maintenance service (the Software Support and Update Service, as defined in Attachment B of this Agreement) therefor, without charge.

      5.2. SCOPE OF WARRANTY. ISOCOR warrants for the warranty period that the Licensed Programs will perform substantially in accordance with the accompanying documentation ("Documentation"). ISOCOR's sole obligation hereunder shall be to (i) offer on a free of charge basis during the warranty period the Licensed Programs Support and Update Service as defined in Attachment B of this Agreement, and
            (ii) to replace any defective media during the warranty period.

      5.3. LIMITATION. ISOCOR MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH REGARD TO ANY PRODUCT, SERVICE OR RELATED MATERIALS PROVIDED UNDER THIS AGREEMENT.

      5.4. YEAR 2000 COMPLIANCE. ISOCOR warrants that each version of the software referenced in Attachment A hereto as ISOCOR Global Server (SKU QA496) and the ISOCOR N-Plex Global Director Server (SKU QA492) is and will be Year 2000 Compliant. In addition, ISOCOR warrants that on or before June 1, 1998, ISOCOR will issue and deliver to GENERAL MAGIC an update of the ISOCOR Global Directory Server (SKU QA467) that will be Year 2000 Compliant and that each subsequent version of the ISOCOR Global Directory Server, including updates, upgrades and any other releases, will also be Year 2000 Compliant. This warranty does not apply to the extent that use or performance of the Licensed Programs is adversely affected by hardware, third party programs, or modifications made to the Licensed Programs not authorized in writing by ISOCOR. ISOCOR's sole liability at ISOCOR's option shall be: (1) repair the Licensed Programs to be Year 2000 Compliant; (2) substitute Year 2000 Compliant programs with substantially the same functionality as the Licensed Programs, or (3) return any paid license fees to GENERAL MAGIC upon return of the Licensed Programs. For purposes of this Agreement, Year 2000 Compliant means that the use and performance of the software will not be adversely affected in any way by any change in date including the change from December 31, 1999 to January 1, 2000.

      5.5. TIME BOMBS AND VIRUSES. ISOCOR warrants that no portion of the Licensed Programs, or any Releases thereof, will contain at the time of delivery to GENERAL MAGIC any "back door", "time bomb", "Trojan horse", "worm", "drop dead device", "virus", or other computer software code or routines or hardware components designed to disable, damage, impair, electronically repossess or erase end user's copy of the software or other software or data. For failure to comply with this warranty, ISOCOR shall immediately replace all copies of the affected Licensed Programs in the Possession of GENERAL MAGIC. All costs incurred with replacement including, but not limited to, cost of media, shipping and deliveries shall be borne by ISOCOR.

6.    LICENSED PROGRAMS SUPPORT AND UPDATE SERVICES

      6.1. INITIAL PERIOD OF SERVICE. Upon the date of the expiration of the limited warranty ("SSUS date"), as provided in Section 5 of this Agreement, ISOCOR will continue the ISOCOR Software Support and Update Service ("SSUS") to GENERAL MAGIC on an annual fee basis. If GENERAL MAGIC wishes to cancel

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            the SSUS, written notice of this intent must be received by ISOCOR within thirty (30) days prior to the expiration of the warranty period.

      6.2. RENEWAL. The SSUS coverage in continuous. GENERAL MAGIC shall receive notification of the SSUS coverage thirty (30) days prior to the beginning of each successive year. If no written notice of cancellation is received within thirty (30) days of the commencement of the successive period, ISOCOR shall invoice the amounts as specified in Section 6.3. In the event that GENERAL MAGIC wishes to reinstate coverage at a later date after a previous cancellation, service may be renewed at ISOCOR's then standard rates for such service, plus an adjustment fee for the period of lapse.

      6.3. FEES FOR SERVICE. ISOCOR will invoice GENERAL MAGIC the lesser of: the annual amount specified in Attachment A, or ISOCOR's then standard rates for the annual Licensed Programs Support and Update Service.

      6.4. DEFINITION OF SERVICES. SSUS provided by ISOCOR to GENERAL MAGIC is defined in Attachment B to this Agreement.

      6.5. ISOCOR'S SUPPORT TO GENERAL MAGIC EXCLUSIVELY. ISOCOR shall have no obligation to provide any consultation or maintenance support to GENERAL MAGIC's End Users with respect to all or any part of the Licensed Programs or other subject matter of this Agreement and ISOCOR shall supply SSUS directly to GENERAL MAGIC.

      6.6 AGREEMENT APPLIES TO UPDATES. This Agreement shall extend to Attachment B Updates upon delivery from ISOCOR to GENERAL MAGIC.

      6.7. LIMITATIONS. If ISOCOR is requested pursuant to Sections 5 or 6 of this Agreement, to correct an error and such error is found to be caused solely by GENERAL MAGIC's negligence, reconfiguration of the software by GENERAL MAGIC following installation, operator error or misuse, or any other cause not inherent in the Master Binary Licensed Programs, ISOCOR reserves the right to invoice GENERAL MAGIC, and upon receipt of a proper invoice GENERAL MAGIC agrees to pay for such support services on a time and materials basis at ISOCOR's then prevailing standard rate.

7.    RIGHTS OF ISOCOR

      7.1. RIGHTS RETAINED BY ISOCOR. Nothing in this Agreement shall prohibit ISOCOR in any manner from using, developing, marketing, licensing, or otherwise disposing of ISOCOR's Licensed Programs or concepts embodied therein anywhere in the world; nor shall anything herein be construed to grant to GENERAL MAGIC any rights in or to any other present of future products of ISOCOR whether or not similar to Licensed Programs except rights to Use under this the terms of this Agreement any updates or upgrades provided under SSUS.

      7.2. PROPRIETARY RIGHTS. ISOCOR represents to GENERAL MAGIC that all portions of the Licensed Programs and documentation to be supplied by ISOCOR hereunder are owned by ISOCOR and/or others and are proprietary in nature. GENERAL MAGIC (i) shall respect such claim of proprietary right, (ii) shall protect such information at least to the extent that it protects its own proprietary information,
            (iii) shall not use such information except for the purposes for which it is being made available as set forth in this Agreement and
            (iv) shall not reproduce, print, disclose, or otherwise make said information available to any third party, in whole or in part, in whatever form, subject to the same exceptions as those set forth in
            Section 8.3 ("Non-Disclosure").

      7.3. PRESERVATION OF NOTICES. ISOCOR and/or others shall retain title to and ownership of copyrights to the Licensed Programs and related materials that are provided by ISOCOR to GENERAL MAGIC. Appropriate copyright notices shall be placed by ISOCOR or ISOCOR's suppliers on the materials supplied by ISOCOR and shall be embedded in the Master Binary Licensed Programs, and such notices shall be retained on full or partial copies made by GENERAL MAGIC. GENERAL MAGIC agrees to reproduce and include any notices, including any proprietary notices, copyright notices, and restricted rights legends, appearing thereon in any copies GENERAL MAGIC makes pursuant to this Agreement.

8.    CONFIDENTIALITY.

      8.1. CONFIDENTIALITY. GENERAL MAGIC shall not reproduce, duplicate, copy or otherwise disclose, distribute or disseminate said Licensed Program(s) and related documentation provided under this Agreement in any media, other than as provided for herein for the purposes of this Agreement.


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     8.2.      SAFEGUARD OF INFORMATION. GENERAL MAGIC shall take all reasonable steps to safeguard the Master Binary Licensed Programs so as to ensure that no unauthorized copies of said Licensed Programs are made in whole or in part. GENERAL MAGIC expressly acknowledges that the ISOCOR supplied Licensed Programs are confidential and proprietary to ISOCOR and GENERAL MAGIC agrees to receive the information and maintain it as confidential information, using at a minimum the same degree of care as is used for GENERAL MAGIC's own trade secrets.

     8.3. NON-DISCLOSURE. During the term of the Agreement and for five (5) years thereafter, each party to this Agreement (i) shall treat as confidential and proprietary all confidential information disclosed by the disclosing party; and (ii) shall not disclose such confidential information to any employee or subcontractor not having executed a confidentiality agreement with the receiving party protecting such information, having terms no less stringent than those in this Section 8; and (iii) shall not disclose such information to any employee or contractor not having a specific need to know such information for the purpose of this Agreement; and (iv) shall ensure that such employee or subcontractor shall use such information only in connection with his or her proper performance of this Agreement. The obligations of the parties hereunder shall not apply to any materials or information which a party can demonstrate, through documented evidence (i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (ii) is known by the receiving party at the time of receiving such information as evidenced by its records;
               (iii) is hereafter furnished to the receiving party by a third party as a matter of right and without restriction on disclosure;
               (iv) is independently developed by the receiving party without any breach of this Agreement; or (v) is the subject of a written permission to disclose provided by the disclosing party. Notwithstanding any other provision of this Agreement, disclosure of Confidential Information shall not be precluded if such disclosure: (a) is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the responding party shall first have given notice to the other party hereto so that such other party may attempt to prevent such disclosure and if disclosed, the responding party shall have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purpose for which the order was issued and be treated as confidential and under seal; (b) is otherwise required by law; or
               (c) is otherwise necessary to establish rights or obligations under this Agreement, but only to the extent that any such disclosure is reasonably necessary. For purposes of this Agreement, Confidential Information shall mean all materials or information disclosed hereunder by one party to the other party in confidence and shall include the source code of any programs owned by either party or its suppliers with which the other party may come into contact in the course of performance of the Agreement.

     8.4. PRICE CONFIDENTIALITY. GENERAL MAGIC is also hereby advised that ISOCOR considers all its agreements and the terms therein, including pricing and service arrangements, as confidential, and the parties agree that this Agreement will be treated accordingly as set out in this Section 8. Notwithstanding the foregoing, each party may disclose the terms of this Agreement to (i) it's attorneys and accountants, and (ii) third parties under a duty of confidentiality in connection with a contemplated merger or sale or investment in such party's business.

9.   INDEMNIFICATION AGAINST INFRINGEMENT

     9.1. INFRINGEMENT. ISOCOR represents that it has the sufficient right, title and interest in the Licensed Programs to enter into this Agreement. ISOCOR agrees, at its own expense, to indemnify and defend GENERAL MAGIC and hold GENERAL MAGIC harmless against any suit, claim, or proceeding brought against GENERAL MAGIC alleging that any use of the Licensed Programs as delivered by ISOCOR, infringes any US patent, Berne Convention copyright or US trademark or any trade secrets of any third parties, provided that GENERAL MAGIC (i) promptly notifies ISOCOR in writing of any such suit, claim or proceeding, (ii) allows ISOCOR at its expense, to direct the defense of such suit, claim, or proceeding, (iii) gives ISOCOR full information and assistance necessary to defend such suit, claim, or proceeding and (iv) does not enter into any settlement of any such suit, claim or proceeding without ISOCOR written consent.

               9.1.1. Exception: ISOCOR shall not provide indemnification for GENERAL MAGIC under Section 9.1 or otherwise in regard to actions brought arising from any use, sale or transportation of Security Software in violation of its labeling.

     9.2. REMEDIES. Following written notice of a suit, claim or proceeding or a threat of suit, claim or proceeding requiring indemnification under Section 9.1 above, ISOCOR shall have the right, but no obligation, at its sole option, to (i) procure for GENERAL MAGIC the right or license to use the Licensed Programs as
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               furnished hereunder, or, (ii) replace or modify the Licensed
               Programs to make the same non-infringing, or (iii) return to GENERAL MAGIC fees applicable to the infringing Licensed Program and to accept return of same Licensed Programs and related documentation without further liability of ISOCOR. If ISOCOR elects to replace or modify the Licensed Programs, such replacement shall have substantially the same features and functionality as the Licensed Programs in Attachment A.

     9.3. LIMITATION. ISOCOR shall have no liability for any claim that ISOCOR lacks right, title and interest to the Licensed Programs or any claim of copyright or patent infringement, based on (i) GENERAL MAGIC's modification or combination of the Licensed Programs with any 3rd party software other than Windows NT v.4.0, if such claim would have been avoided had the Licensed Programs not been modified, combined or integrated with the 3rd party software other than Windows NT v.4.0. and (ii) any use, sale or transportation of Security Software in violation of its labeling.

               9.3.1. GENERAL MAGIC agrees, at its own expense, to defend ISOCOR and hold it harmless against any suit, claim or proceeding arising under this Section 9.3 provided that ISOCOR (i) promptly notifies GENERAL MAGIC in writing of any such suit, claim or proceeding known to it, (ii) allows GENERAL MAGIC, at its expense, to direct the defense of such suit, claim, or proceeding, (iii) gives GENERAL MAGIC full information and assistance necessary to defend such suit, claim or proceeding and (iv) does not enter into any settlement of any such suit, claim or proceeding without GENERAL MAGIC's consent.

10.  LIMITATIONS OF LIABILITY

     10.1. LIMITATION OF LIABILITY. Except for liability arising from Sections 9 (Indemnification Against Infringement) and 8 (Confidentiality), each party's liability to the other party under any provision of this Agreement, or any transaction contemplated by this Agreement shall be limited to [**].
               IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF ITS PERFORMANCE OR FAILURE TO PERFORM PURSUANT TO THIS AGREEMENT OR OTHERWISE. Each party releases the other party from all obligation, liability, claims or demands in excess of the limitations provided in this Section 10.1.

11.  TERMINATION

     11.1. TERMINATION FOR DEFAULT. Material Breach of this Agreement shall be specifically defined as GENERAL MAGIC's nonpayment of license fees or either party's breach of confidentiality. Upon material breach of any obligations under this Agreement, the party committing the breach shall be deemed in default. The other party may terminate this Agreement, upon thirty (30) days written notice to the party in default. Such termination shall become effective unless the defaulting party shall cure all aspects of the default and so notify the terminating party of the cure in writing within the thirty (30) day period. If ISOCOR terminates this Agreement as provided above due to non-payment of license fees all licenses granted herein will terminate as of the date of termination of this Agreement.

     11.2. GENERAL MAGIC's OBLIGATION UPON TERMINATION OF LICENSES. Should this Agreement be terminated due to GENERAL MAGIC's non-payment of license fees, GENERAL MAGIC shall, on the effective date of termination, immediately discontinue the Use of each Licensed Program and any and all portions thereof. Within five (5) days after the effective date of termination, GENERAL MAGIC shall deliver to ISOCOR or to ISOCOR's authorized representative, each Licensed Program copy and all related materials F.O.B. ISOCOR's designated shipping point or destroy the Licensed Program and deliver certification thereof to ISOCOR within five (5) days after the effective date of termination.

     11.3. UNPAID AMOUNTS. Immediately upon termination, any earned but unpaid amounts due ISOCOR shall become immediately due and payable by GENERAL MAGIC to ISOCOR, including, but not limited to, any unpaid license fees.

     11.4. SURVIVAL OF OBLIGATION. Any termination of this Agreement shall not relieve either party of any obligation under Section 2 ("License Grant", except for termination based on nonpayment or late payments), Section 4 ("Payment Terms" to the extent amounts are owed prior to the effective date of termination), Section 5 ("Warranty"), Section 7 ("Rights of ISOCOR"), Section 8 ("Confidentiality"), Section 9 ("Indemnification Against Infringement"), Section 10 ("Limitations of Liability"), Section 12 ("Assignment"), Section 13 ("Notices"), Section 14 ("General Provision") and Section 15 ("Compliance and Severability").

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12.   ASSIGNMENT

      12.1. ASSIGNMENT. This Agreement may not be assigned by either party without the express written consent of the other party, except that either party may assign or transfer this Agreement, in whole or in part, to any of its affiliates or to any successors to substantially all that part of such parties business to which this Agreement relates. Subject to the foregoing, any assignee hereunder shall be subject to all of the terms, conditions and provisions of this Agreement.

      12.2. BINDING EFFECT. Subject to the limitations hereinabove expressed, this Agreement will inure to the benefit of and be binding upon the parties, their successors, administrators, personal representatives, guardians, heirs and assigns.

      12.3. EXPORT CONTROLS. In exercising its rights under this Agreement, GENERAL MAGIC agrees to comply strictly and fully with all export controls imposed on the Licensed Programs by any country or organization of nations within whose jurisdiction GENERAL MAGIC operates or does business, and expressly those of the United States. Examples of organizations of nations that may have export controls pursuant to treaty or international agreement are: The North Atlantic Treaty Organization, The European Economic Community, The Andean Common Market, and the Association of Southeast Asian Nations.

            12.3.1. GENERAL MAGIC expressly agrees to comply in full with any current existing applicable restrictions under the above jurisdictions on export to the following countries:
                    Armenia, Angola, Azerbaijan, Burma, Belarus, China, Cuba, Cypress, Georgia, Guatemala, Haiti, Iran, Iraq, Kazakhstan, North Korea (Democratic People's Republic of Korea), Kyrgyzstan, Liberia, Moldova, Mongolia, Nigeria, Peru, Rwanda, Russia, Somalia, South Africa, Sudan, Syria, Tajikistan, Turmenistan, Ukraine, Uzbekistan, Vietnam, Yemen, Former Yugoslavia, and Zaire.

      12.4. ENCRYPTION. With respect to exportation or re-exportation of the Products from the United States, and expressly in regard to Security Products, GENERAL MAGIC agrees not to export or permit exportation outside of the United States without first (i) obtaining any required written permission to do so from the United States Office of Export Administration and other appropriate governmental agencies of the United States, or (ii) complying fully and strictly with all requirements of any general license exempting the exportation from the requirement for that permission. These restrictions may also apply to re-exportation from the United States of imported Licensed Programs.

13. NOTICES. Any notice required under this Agreement shall be given in writing and shall be deemed effective upon delivery of the party to whom addressed by (i) express courier, upon written verification of actual receipt, (ii) facsimile, upon confirmation of receipt generated by the sending device, or (iii) five days after sending, via certified mail, return receipt requested. All notices shall be sent to the following addresses (or such addresses as the parties may designate in writing):

      13.1. If to General Magic: General Magic, Inc., 420 North Mary Avenue, Sunnyvale, CA 94086, Attention: General Counsel

      13.2. If to ISOCOR: ISOCOR, 3420 Ocean Park Blvd., Santa Monica, CA 90405, Attn: Contracts Administration.

14.   GENERAL PROVISIONS

      14.1. AGREEMENT PREVAILS. In the event that any provision of any purchase order or receipt issued by GENERAL MAGIC is inconsistent with the provisions of this agreement, then the terms of this Agreement will prevail.

      14.2. TAXES. Payments shown in Attachment A are exclusive of all sales, use, withholding and other taxes. Any tax ISOCOR may be required to collect or pay upon the sale or delivery of the products, other than taxes related to the income of ISOCOR, shall be paid by GENERAL MAGIC, or in lieu thereof, GENERAL MAGIC shall provide a tax exemption certificate acceptable to the taxing authorities. On sales outside the United States, all required import/export duties, licenses and fees shall be payable by GENERAL MAGIC in addition to the stated payments to ISOCOR.

      14.3. DELIVERY. Delivery will be made as defined in Attachment A, and will be F.O.B. ISOCOR's shipping location. In the absence of specific written instruction from GENERAL MAGIC, ISOCOR will select the carrier but shall not thereby assume any liability in connection with shipment, nor shall the carrier be construed to the agent of ISOCOR.

      14.4. FORCE MAJEURE. Neither party shall be responsible for delays or failures in performance resulting from acts beyond the control of such party. Such acts shall include but not be limited to acts of God, labor conflicts, acts of war or civil disruption, governmental regulations imposed after the fact, public utility failures,


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            industry wide shortages of labor or material, or natural disasters.

15.   COMPLIANCE AND SEVERABILITY

      15.1. PERFORMANCE. ISOCOR and GENERAL MAGIC each agree that it will perform its obligations under this Agreement in accordance with all applicable laws, rules and regulations now or hereafter in effect.

      15.2. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable the unenforceability of such provision shall not affect the other provisions of this Agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect.

      15.3. ATTORNEY'S FEES. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party in such disputes shall be entitled, in addition to its other rights hereunder, to recover reasonable attorney's fees and related expenses, including the fees and expenses of any appeal.

      15.4. GOVERNING LAW. Should a dispute arise out of this Agreement, the parties shall first employ every reasonable means of good faith negotiations to resolve such a dispute. Thereafter, any dispute relating to this Agreement shall be settled by binding arbitration in English in Los Angeles, California under the rules of the American Arbitration Association before a single arbitrator experienced in the software industry. Judgment upon the arbitrator's award may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, claims for temporary or preliminary preservation or relief (such as a temporary restraining order or a preliminary injunction) relating to breaches of proprietary rights arising out of this Agreement may be submitted to a court having jurisdiction thereof instead of arbitration. The parties hereto agree to exclusive jurisdiction and venue of the state and Federal courts located in Los Angeles County, California.

      15.5. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, arrangements and understandings between the parties and constitutes the entire agreement between the parties relating to the subject matter hereof. No addition to or modification of any provision of this Agreement shall be binding unless made by a written instrument signed by a duly authorized representative of each party. The headings and clauses of this Agreement appear for ease of reference only and shall not affect the interpretation or effect of this Agreement.

      15.6. WAIVER. No waiver by either party of strict compliance with any of the terms and conditions of this Agreement shall constitute a waiver of any subsequent failure of the other party to comply strictly with each and every term and condition hereof.

      15.7. LEGAL RELATIONSHIP. Nothing in this Agreement shall create, or be deemed to create, a formal legal partnership or the relationship of principal and agent or employer and employee between the parties. GENERAL MAGIC is not and shall not hold itself out as ISOCOR's agent for sale of the Licensed Programs or as being entitled to bind ISOCOR in any way. Neither party shall use any corporate name deceptively similar to the other party's name (or incorporate the intellectual property, trademarks or name in its corporate name) or trademarks, tending to give the impression that any relationship exists between the parties without the other parties written consent.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representative. All copies of this Agreement, signed by both parties, shall be deemed originals.

FOR GENERAL MAGIC:                        FOR ISOCOR:

Signature /s/ MARY E. DOYLE               Signature /s/ [SIGNATURE ILLEGIBLE]
          --------------------------                --------------------------

Name  Mary E. Doyle                       Name   [SIGNATURE ILLEGIBLE]
      ------------------------------           -------------------------------

Title V.P. Business Affairs               Title
      ------------------------------            ------------------------------

Date  March 31, 1998 (as of)              Date
      ------------------------------            ------------------------------

                                  ATTACHMENT A

        LICENSE, TRAINING, SUPPORT FEES AND LICENSED PROGRAMS DEFINITION

1. LICENSED PROGRAMS DESCRIPTION. "Licensed Programs" shall mean one copy of the master binary form of the products and corresponding Stock Keeping Units ("SKUs") listed in Table A-1 below.

                    TABLE A-1: LICENSED PROGRAMS DEFINITION

------------------------------------------------------------------------------------
ISOCOR         PLATFORM                      LICENSED PROGRAMS
 SKU                                            DESCRIPTION
------------------------------------------------------------------------------------
QA467       Windows NT v4     ISOCOR Global Directory Server for N-Plex Global
                                             [**]
------------------------------------------------------------------------------------
QA496       Windows NT v4     ISOCOR Global Server -- no mailboxes, ISP license
                                             (US/Canada only)
------------------------------------------------------------------------------------
QA492       Windows NT v4     N-Plex Global Server -- additional mailbox components
                                             [**]
------------------------------------------------------------------------------------

2.    LICENSE FEES

      GENERAL MAGIC shall pay on or before April 9, 1998, [**] to ISOCOR as the one time license fee for Use of Licensed Programs.

3. DELIVERY. Delivery of all Licensed Products shall be made on or before April 5, 1998.

4. INSTALLATION, DEPLOYMENT AND TESTING SERVICES. At GENERAL MAGIC's option, ISOCOR shall provide on-site installation, deployment, and testing services at a cost of Seventeen Hundred Fifty ($1,750) US Dollars per day per person (plus reasonable actual travel, lodging, and subsistence costs). All services and expenses will be invoiced monthly as charges accrue and all invoices are due and payable within thirty (30) days from GENERAL MAGIC's receipt of any ISOCOR invoice. The installation, deployment, and testing services shall be defined in a mutually agreed upon written work order describing the scope of work, schedule and an estimated number of working days for completion and will be effective on the issuance of a Purchase Order. At GENERAL MAGIC'S request, ISOCOR shall provide technical assistance on the installation and deployment of the Year 2000 compliant Global Directory Server (SKU QA467) product at no cost to GENERAL MAGIC.

5. SOFTWARE SUPPORT AND UPDATE SERVICE. Upon the date of the expiration of the limited warranty, ISOCOR shall provide GENERAL MAGIC the annual Software Support and Update Service described in Attachment B at an annual cost of [**] U.S. Dollars per year. Payment for the first year of service will be due and payable one calendar year from the date of expiration of the limited warranty. Thereafter, all payments for SSUS shall be due and payable prior to commencement of the next annual service.

6. TRAINING COSTS. Should GENERAL MAGIC require training in addition to the training in Section 3.2 of Attachment B (which is provided free of charge), ISOCOR shall provide training at a rate of the lesser of (a) [**] US Dollars per day per trainee or (b) the rate for such services being offered to ISOCOR's then current customers in Santa Monica, California (GENERAL MAGIC shall be responsible for all travel, lodging and subsistence expenses relating to its trainees). All training fees and expenses will be invoiced monthly as charges accrue and payable within thirty (30) days from GENERAL MAGIC's receipt of any ISOCOR invoice. The training will proceed on a mutually agreeable schedule and contain mutually agreeable subject matter.

7.    GENERAL MAGIC FLAGSHIP CUSTOMER RELATIONSHIP

      As outlined above, the corporate pricing for the Licensed Programs and SSUS includes the following additional services:

            <  PARTNER'S MEETING PARTICIPATION

               ISOCOR holds an annual Partners Meeting which your organization may attend. This of ISOCOR Flagship


[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               customers and key ISOCOR Engineers and development staff creates a forum in which ISOCOR can formally receive input from our customers, which results in understanding the requirements of our customers. These meetings can result in new products, product feature enhancements, support enhancements improving the overall relationship with our key customers.

            <  ISOCOR MANAGEMENT INVOLVEMENT

               Quarterly meetings will be conducted with ISOCOR Management (VP Level or above) as well as Regional Management. These meetings will provide the forum for addressing business issues, sharing strategic plans where appropriate, and partnership planning and attendance is optional for CUSTOMER

            <  PRIORITY ACCESS TO PROFESSIONAL SERVICES

               Customer receives priority access for pre, post, and project planning services via the designated customer service account manager. This provides the customer with on demand access to valuable resources.

            <  PARTICIPATION IN ISOCOR CASE STUDY AND CUSTOMER PROFILE
               MARKETING ACTIVITIES.

               Customer will be featured in ISOCOR corporate success stories and profiled as a enterprise user of messaging. All such activities will require the prior written approval and content verification of the customer success stories by CUSTOMER.

                                 ATTACHMENT B:

              ISOCOR STANDARD SOFTWARE SUPPORT AND UPDATE SERVICE

                                      WITH

                        MISSION CRITICAL 24 X 7 SUPPORT

1. STANDARD SUPPORT AND UPDATE SERVICE ("SSUS") For as long as GENERAL MAGIC subscribes to and pays for SSUS, ISOCOR shall maintain a Technical Support Hotline staffed by personnel with knowledge of the Products. GENERAL MAGIC shall have access to this service during ISOCOR's normal office hours which currently run from 6:00 a.m. through 6:00 p.m. Pacific Standard Time ("Normal Business Hours"). For mission critical support, GENERAL MAGIC shall have access to ISOCOR's hotline 24 hours per day with phone numbers provided by ISOCOR. ISOCOR shall apply commercially reasonable efforts to (i) answer technical questions arising in the course of using the Products; (ii) correct any program errors which fall into one of the three categories specified below and are reproducible by ISOCOR; and, (iii) provide work-around solutions to problems in accordance with applicable specifications and product manuals, provided, however, that such program errors have not been introduced through modifications made by GENERAL MAGIC.

2. CATEGORIES OF PROBLEMS AND RESPONSES: Three classes of program errors are provided for, and shall be responded to DURING NORMAL HOURS by ISOCOR under this Agreement as follows:

      2.1. MISSION CRITICAL -- The Product fails to function according to its published specifications and GENERAL MAGIC is unable to proceed without a fix to the problem or a work-around solution provided by ISOCOR (no functionality, e.g., system down problems).

            2.1.1. MISSION CRITICAL category problems shall be directly reported to ISOCOR Technical Support by telephone at numbers provided by ISOCOR. All such problems will be assigned immediately upon receipt to a Technical Support Specialist.

                    ISOCOR will initially respond to GENERAL MAGIC within two hours of receipt of the MISSION CRITICAL program error by ISOCOR. This response will inform GENERAL MAGIC of the identity of ISOCOR personnel assigned and of the plan to correct the problem. ISOCOR will in addition provide twice daily status updates until the problem has been fixed. The Technical Support Engineer assigned to the problem will use all commercially reasonable endeavors to reduce the MISSION CRITICAL program error to a MILD/MODERATE program error. If this is not accomplished within four hours from notification of the error by GENERAL MAGIC, then an ISOCOR Development Engineer will be assigned to the problem. The Technical Support Engineer and Development Engineer will work directly with GENERAL MAGIC to reduce the MISSION CRITICAL program error to a SEVERE program error.

      2.2. SEVERE -- The Product contains major functional problems against its published specifications which GENERAL MAGIC is able to work around but to the extent that the Product can only be used to a limited degree (partial or limited functionality).

            2.2.1. SEVERE category problems shall be directly reported to
                   ISOCOR Technical Support by telephone or e-mail. All such problems will be assigned within two hours from receipt to a Technical Support Specialist.

                   ISOCOR will initially respond to GENERAL MAGIC within two hours of receipt of the SEVERE program error by ISOCOR. This response will inform GENERAL MAGIC of the identity of ISOCOR personnel assigned and of the plan to correct the problem. ISOCOR will in addition provide daily status updates until the problem has been fixed. The Technical Support Engineer assigned to the problem will within four hours of receipt of reported program error from GENERAL MAGIC, use all commercially reasonable endeavours to resolve the problem. If this is not accomplished within six hours from notification of the error, then an ISOCOR Development Engineer will be assigned to the problem. The Technical Support Engineer and Development Engineer will work directly with GENERAL MAGIC until they are successful in correcting the identified problem. ISOCOR may elect to provide a fully supported temporary modification or workaround to the program in the short term, with a permanent modification included in the next scheduled maintenance release of the Product.

      2.3 MILD/MODERATE - Product or documentation contains incorrect logic, incorrect descriptions, or functional problems which GENERAL MAGIC is able to work around or where a temporary correction has been implemented (full functional but needs improvement).


            2.3.1. Mild/Moderate category problems shall be directly reported to ISOCOR Technical Support by telephone or e-mail. ISOCOR's response to the Mild/Moderate category shall be to provide commercially reasonable efforts to schedule the personnel and effort required to solve the problem commensurate with the severity of the problem. The correction of such errors shall be performed within the limits of ISOCOR's resources consistent with the obligations of ISOCOR to it other customers. ISOCOR may elect to include the modification in the next scheduled maintenance release of the Product. ISOCOR will initially respond to GENERAL MAGIC within 24 hours of receipt by ISOCOR of the MILD/MODERATE program error.

3.    OBLIGATIONS OF GENERAL MAGIC UNDER STANDARD SSUS

      3.1. GENERAL MAGIC'S DESIGNATED STAFF. GENERAL MAGIC agrees to establish its own central supportstaff, through which it will channel all communication and information/update exchange with ISOCOR regarding this service. ISOCOR shall provide service under this Agreement solely to GENERAL MAGIC through the central supportstaff, and shall not be responsible to support GENERAL MAGIC's individual sites or those of its affiliates or customers. GENERAL MAGIC shall designate 3 representatives as designated staff (it is GENERAL MAGIC's duty to keep the 3 names current) with access to SSUS.

      3.2. STAFF TRAINING. GENERAL MAGIC shall maintain an adequate number of personnel trained in the technical support aspects of the Products. It is required that two of GENERAL MAGIC's personnel complete ISOCOR's Technical Support 4 day Training Program at Santa Monica, California, within 120 (one hundred and twenty) days of the signing of this Agreement. The ISOCOR Technical Support 4 day Training

               Program will be offered yearly (as long as GENERAL MAGIC is on SSUS") to 3 of GENERAL MAGIC's designees on a mutually agreeable schedule at no charge to GENERAL MAGIC (except GENERAL MAGIC is responsible for travel, lodging and sustenance expenses of their designees).

               3.2.1. PAYMENT FOR SSUS. After expiration of the Limited Warranty Period or after purchasing the Products "as is", GENERAL MAGIC must purchase from ISOCOR the annual SSUS according to the Agreement or SSUS contract.

4.   TECHNICAL BULLETINS AND UPDATES

     ISOCOR will provide GENERAL MAGIC applicable Product Technical Bulletins and Application Notes as they become available, and will advise GENERAL MAGIC of new Major and Minor software updates to Products as soon as they are formally released to the marketplace. For six (6) months from the release date of a new Major or Minor software update, GENERAL MAGIC is entitled to order that update at no additional charge, (i) so long as the Product being updated is under current SSUS Subscription, or (ii) is still covered by its initial Limited Warranty.

     4.1. MINOR SOFTWARE UPDATES are those containing minor improvements and error corrections to an existing Product and are represented by an increment to the product version number to the right of the decimal point, e.g. V1.1 to V1.21, etc.

     4.2. MAJOR SOFTWARE UPDATES may contain substantial functionality improvements, or new functionality, in addition to minor improvements and error corrections, and are represented by an increment to the product version number to the left of the decimal point, e.g. V2.0, V3.0, etc. Major updates also include any new Product offered to ISOCOR's customers which improves the functionality of the Licensed Programs or supersedes any Licensed Products.

     4.3. NEW PRODUCTS NOT INCLUDED. SSUS does not cover free upgrades or exchanges of Products for different products which may implement different language, alternate platform versions, alternate operating systems, or a new standards base.

     4.4. SUPPORT FOR PRIOR VERSIONS. ISOCOR will support a previous version (major and minor) release for six (6) months following release of a new version of a Product.

     4.5. FORM OF TECHNICAL INFORMATION. ISOCOR reserves the sole right to provide any information under this Agreement in one of three forms. The three forms are: (i) Field Service Bulletins - Written advisory form, or (ii) Software Modifications - Revised Product containing modifications, or (iii) New Software Modules
               - Revised Product modules for inclusion within the Product.

5.   MISSION CRITICAL 24 X 7 SUPPORT

     For as long and GENERAL MAGIC subscribes to and pays for SSUS, GENERAL MAGIC shall have access to ISOCOR's Out of Hours Hotline 24 hours per day, 7 days per week. During these hours ISOCOR shall use all commercially reasonable efforts to respond to Mission Critical program errors, in accordance with Paragraph 2.1.1. Foreign and domestic telephone numbers for this Hotline support shall be provided by ISOCOR to GENERAL MAGIC.

6.   ADDITIONAL OBLIGATIONS OF GENERAL MAGIC.

     6.,1. ISOCOR SITE VISIT. It may be required for ISOCOR support personnel to visit

               GENERAL MAGIC's site in order to understand GENERAL MAGIC's configuration.

     6.2. BACKUP REQUIREMENTS. If the Extended Hour Software Support and Update Service is selected GENERAL MAGIC shall make daily backups of the system under support. Before calling the Out of Hours Hotline, GENERAL MAGIC must use reasonable endeavors to return the user's system to a working state: that is, the state the system was in before the problem occurred.

     6.3. RECORD KEEPING AND PREPARATION. Before making an Out of Hours Hotline call, GENERAL MAGIC should have the following useful information available:

               6.3.1.    Detailed System configuration files

               6.3.2.    Detailed log files

               6.3.3.    Detailed trace files, if available

               6.3.4. Configuration and login details to allow the ISOCOR Technical Support Engineer to have remote access to the client site over TCP/IP, Async, APS.

               6.3.5. GENERAL MAGIC must keep a detailed Change Log of any system configuration changes and on request shall make these log files available to ISOCOR Support staff.

7.   ADDITIONAL OBLIGATIONS OF ISOCOR

     o    SUPERIOR TECHNICAL SUPPORT
          This includes: maintenance support, upgrade support, application of technology consulting, training, technology review, technology planning, and architecture design.

     o    DEDICATED SENIOR ACCOUNT MANAGER.
          A technical support individual assigned to your organization, familiar with your staff, architecture, environment, and product deployment.

     o    SPECIAL SUPPORT ACCESS PRIVILEGES
          Private dedicated support line to technical support services.

                              [ISOCOR LETTERHEAD]


1 October, 1998

Mr. Jim Underwood
General Magic
420 North Mary Avenue
Sunnyvale, CA 94086

Dear Mr. Underwood:

This letter ("Letter") sets forth the terms of our agreement regarding the use of selected source code and amends the License Agreement between General Magic, Inc. ("General Magic") and ISOCOR dated March 31, 1998 ("Agreement") as follows:

1. FOR THE PURPOSE OF THIS LETTER, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANING:

     1.1 DERIVATIVE WORK means all copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by General Magic using the Software (as defined herein.

     1.2 DOCUMENTATION means an e-mail that ISOCOR will provide to an individual nominated by General Magic that explains how to configure the extension DLL to allow an external program to be called when a new mail account is created, modified or deleted.

     1.3 SOFTWARE means a [**] from N-PLEX Global Server (QA492) which will contain the required entry points in the DLL and the header file documenting prototypes. There will be no functionality in the skeleton and General Magic will be responsible for developing any and all functionality related to General Magic's needs. It will also include Documentation as defined herein. The Software will be in the C programming language and will compile using Microsoft Visual C++
            5.1 or later.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2 LICENSE TO USE SOFTWARE - The following is added to Section 2 ("License Grant") of the Agreement: ISOCOR grants to General Magic a perpetual, irrevocable, worldwide, non-exclusive right to use the Software to prepare Derivative Works, and to use a reasonable number of copies in Binary Form the Derivative Works with the Software in conjunction with the Licensed Programs. ISOCOR shall own all Derivative Works. ISOCOR grants to General Magic a perpetual, irrevocable, worldwide, non-exclusive, royalty-free right to sublicense the Derivative Works to third parties, provided that any such sublicenses are exclusively for use of the Derivative Works with the N-Plex Global Server software.

3 CONFIDENTIALITY. The Software and this Letter shall be Confidential Information as defined in Section 8 ("Confidentiality") of the Agreement. General Magic agrees not to reproduce, duplicate or copy, or disclose, distribute or disseminate the Software, except as provided herein and in the Agreement.

4 DISCLAIMER OF WARRANTIES. "The following provisions apply only to the Software that is the subject of this Letter, and in no way modify or amend
     Section 5 ("Warranty") of the Agreement with respect to the Licensed
     Programs: The SOFTWARE is provided "AS IS", with NO WARRANTY OF ANY KIND. The entire risk of quality and performance of the SOFTWARE, with or without Derivative Works, is with General Magic. ISOCOR does not warrant that the SOFTWARE will perform error free or that reported errors will be corrected.

     4.1 WARRANTIES TO DERIVATIVE WORK. General Magic's Derivative Works are provided "AS IS", with NO WARRANTY OF ANY KIND. The entire risk of quality and performance of the Derivative Works is with user of the Derivative Works. General Magic does not warrant that the Derivative Works will perform error free or that reported errors will be corrected. GENERAL MAGIC AND/OR ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE DERIVATIVE WORKS.

     4.2 NO OTHER WARRANTIES. ISOCOR, AND/OR ITS SUPPLIERS, DISCLAIM ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SOFTWARE.

     4.3 NO ISOCOR LIABILITY FOR CONSEQUENTIAL DAMAGES. THE FOLLOWING PROVISION APPLIES ONLY TO THE SOFTWARE THAT IS THE SUBJECT OF THIS LETTER AND IN NO WAY MODIFIES OR AMENDS SECTION 10 ("LIMITATIONS OF LIABILITY") OF THE AGREEMENT WITH RESPECT TO THE LICENSED PROGRAMS:
            "IN NO EVENT SHALL ISOCOR AND/OR ITS SUPPLIERS BE LIABLE FOR ANY DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OTHER PECUNIARY LOSS OR

            INCIDENTAL OR CONSEQUENTIAL DAMAGES) ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE, EVEN IF ISOCOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     4.4 NO GENERAL MAGIC LIABILITY FOR CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL GENERAL MAGIC AND/OR ITS SUPPLIERS BE LIABLE FOR ANY DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OTHER PECUNIARY LOSS OR INCIDENTAL OR CONSEQUENTIAL DAMAGES) ARISING OUT OF THE USE OF THE DERIVATIVE WORK OR INABILITY TO USE THE SOFTWARE, EVEN IF GENERAL MAGIC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5 DELIVERY. ISOCOR will e-mail the Software to one individual designated by General Magic within thirty calendar days after execution of this Letter by both parties.

6 EFFECT ON AGREEMENT. Any Derivative Works shall constitute third party programs for purposes of Section 5.4 of the Agreement and third party software for purposes of Section 9.3 of the Agreement. Except as provided in this Letter, all provisions applying to the Licensed Programs under the Agreement, including without limitation Section 9 ("Indemnification Against Infringement") shall also apply to the Software.

7 NON-RECURRING ENGINEERING TIME ("NRE"). ISOCOR shall provide to General Magic during normal business hours up to a total of eight hours of telephone or e-mail support to assist with the development of the Derivative Work. The scope of the NRE shall be limited to the architecture of the extension mechanism and its interaction with the N-Plex product. All information communicated to General Magic shall remain the property of ISOCOR and shall be considered confidential under the Agreement.

8 SUPPORT. ISOCOR shall not provide SSUS for the Derivative Work or for the Software with or without the Derivative Work. ISOCOR shall not provide any updates, upgrades, new versions, revisions, or future enhancements of the Software to General Magic.

9 EFFECTIVENESS OF AGREEMENT. Except as expressly provided herein, nothing in this Letter shall be deemed to waive or modify any of the provisions of the Agreement, or addendum thereto. In the event of any conflict between the Agreement, the attachments, this Letter, or any other Amendment or addendum thereof, the document of later time shall prevail.

10 COUNTERPARTS AND FACSIMILE DELIVERY. This Letter may be executed in two or more identical counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute the Letter when a duly authorized representative of each party has signed a counterpart. The parties may sign and deliver this Letter by facsimile transmission. Each party agrees that the delivery of the Letter by facsimile shall have the same force and effect as delivery of original signatures and that each party may use such facsimile signatures as evidence of the execution and delivery of the Letter by all parties to the same extent that an original could be used.

11 POSSIBLE CONSEQUENCES. General Magic acknowledges that the Software runs in the same process as mission critical functions of the Licensed Programs. Further, General Magic acknowledges that the Software DLL has the ability to [**]. Therefore, General Magic agrees that ISOCOR is not responsible for any malfunctions or performance degradation of the Licensed Programs relating to the use of the Software with the Derivative Works.

If you accept the terms of this letter, please sign below and ISOCOR will execute this letter. If you have any questions, please do not hesitate to call me.

Sincerely,



Dermot Connell,
Associate Vice President

The parties signed below accept the terms and conditions set forth above.


     GENERAL MAGIC, INC.                       ISOCOR

Signature /s/ JAMES M. UNDERWOOD       Signature [Signature Illegible]
          -------------------------                 -------------------------

Name/Title  Director of Technology        Name/Title  [Name Illegible]
          -------------------------                  ------------------------

Date        10/1/98                       Date:     10/26/98
      -----------------------------              ----------------------------


[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.